EXHIBIT 4.1

FORM OF STOCK CERTIFICATE

INCORPORATED UNDER THE LAWS OF THE
STATE OF COLORADO

Number ______	Shares _______

A4S TECHNOLOGIES, INC.

Common Stock, No Par Value

THIS CERTIFIES THAT ________________ is the owner of _______ Shares of the Common Stock of

A4S Technologies, Inc.

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation this____ day of _____________, A.D.200____.

_________________________________________ Gregory Pusey Secretary	_________________________________________ Michael Siemens President

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, THE DESIGNATIONS, PREFERENCES AND RIGHTS ON EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATION, LIMITATIONS OR RESTRICTION OF SUCH PREFERENCES AND/OR RIGHTS.

        For Value Received, ______________ hereby sell, assign and transfer unto _______________________________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________	__________________________ Signature

In presence of ______________________________	[NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.]